SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                    ----------------------------------------

               SECOND AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 14, 2001, by and between COACTIVE MARKETING GROUP, INC., a Delaware corporation formerly known as Inmark Enterprises, Inc. ("Company"), and PAUL A. AMERSHADIAN, an individual ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, Company and Employee are parties to that certain Employment Agreement, dated September 29, 1995, as amended by a First Amendment to Employment Agreement dated as of May 2, 1997, pursuant to which Employee serves as Executive Vice President of Company (the "Agreement"); and

               WHEREAS, Company and Employee desire to extend the term of the Agreement until September 29, 2004 and to increase Employee's annual base salary from $250,000 to $275,000 effective as of October 1, 2001, all as set forth herein.

               NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

               1. Paragraph 3 of the Agreement is hereby amended and restated to read in its entirety as follows:

                      3.     Term. This Agreement shall be for a term of nine
               (9) years, commencing on September 29, 1995 and ending on September 28, 2004, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the original or any renewal term by giving the other party notice of such election at least sixty (60) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term.

               2. Paragraph 4(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

                             (a) For all of the services rendered by Employee to Company and its subsidiaries, Employee shall receive a base salary at the annual rate of (i) Two Hundred Thousand Dollars ($200,000) for the period from September 29, 1995 through October 15, 1996, (ii) Two Hundred Twenty Thousand Dollars ($220,000) for the period from October 16, 1996 through September 30, 1997,
               (iii) Two Hundred Forty Thousand Dollars ($240,000) for the period from October 1, 1997 through March 31, 1998, (iv) Two Hundred Fifty Thousand Dollars ($250,000) for the period from April 1, 1998 through September 30, 2001, and (v) Two Hundred Seventy Five Thousand Dollars ($275,000) for the period from October 1, 2001 through the expiration or earlier termination of

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               this Agreement. Employee's base salary shall be payable in reasonable periodic installments in accordance with Company's regular payroll practices in effect from time to time.

               3. Clauses (i) and (ii) of Paragraph 14(c) of the Agreement are hereby amended and restated to read in their entirety as follows:

                             (i)    If to Company:

                                    CoActive Marketing Group, Inc.
                                    415 Northern Boulevard
                                    Great Neck, New York 11021
                                    Attention: Chairman

                                    with a copy, given in the manner prescribed above, to:

                                    Kronish, Lieb, Weiner & Hellman LLP
                                    1114 Avenue of the Americas
                                    New York, New York 10036-7798
                                    Attention: Steven K. Weinberg, Esq.

                             (ii)   If to Employee:

                                    39 Winged Foot Drive
                                    Manalapan, New Jersey 07726

               4. Except as specifically provided herein, all terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Company and Employee unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of the Agreement. Except as specifically provided herein, this Second Amendment is not a consent to any waiver or modification of any term or condition of the Agreement.

               5. In the event of any inconsistency between the terms of this Second Amendment and the Agreement, this Second Amendment shall govern.

               6. This Second Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York, without giving effect to its conflicts of law principles.

               7. If any provision of this Second Amendment is determined to be unenforceable or invalid under applicable law, such unenforceability or invalidity shall not affect the enforceability or validity of any other provision of this Second Amendment, and the parties hereto expressly agree that such unenforceable or invalid provision shall be deemed severed from this Second Amendment.

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

               8. This Second Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first above written.

                                       COACTIVE MARKETING GROUP, INC.


                                       By /s/ DONALD A. BERNARD
                                          --------------------------------------
                                          Name:  Donald A. Bernard
                                          Title: Executive Vice President


                                          /s/  Paul A. Amershadian
                                          --------------------------------------
                                          Paul A. Amershadian

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